         ============================================================

                        CB Richard Ellis Services, Inc.
                            (a Delaware corporation)



                             UNDERWRITING AGREEMENT
                             ----------------------












Dated:  May 20, 1998

         ============================================================

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
UNDERWRITING AGREEMENT......................................................................   -1-

SECTION 1. Representations and Warranties...................................................   -3-
           ------------------------------
           a.  Representations and Warranties by the Company................................   -3-
               i.        Compliance with Registration Requirements..........................   -3-
               ii.       Incorporated Documents.............................................   -5-
               iii.      Independent Accountants............................................   -5-
               iv.       Financial Statements...............................................   -5-
               v.        No Material Adverse Change in Business.............................   -6-
               vi.       Good Standing of the Company.......................................   -6-
               vii.      Good Standing of Subsidiaries......................................   -6-
               viii.     Capitalization.....................................................   -7-
               ix.       Authorization of this Underwriting Agreement and
                         Terms Agreement....................................................   -7-
               x.        Authorization of Debt Securities...................................   -7-
               xi.       Authorization of the Indenture.....................................   -7-
               xii.      Descriptions of the Debt Securities................................   -8-
               xiii.     Absence of Defaults and Conflicts..................................   -8-
               xiv.      Absence of Labor Dispute...........................................   -9-
               xv.       Absence of Proceedings.............................................   -9-
               xvi.      Accuracy of Exhibits...............................................   -9-
               xvii.     Absence of Further Requirements....................................   -9-
               xviii.    Possession of Intellectual Property................................  -10-
               xix.      Possession of Licenses and Permits.................................  -10-
               xx.       Title to Property..................................................  -10-
               xxi.      Commodity Exchange Act.............................................  -11-
               xxii.     Investment Company Act.............................................  -11-
               xxiii.    Environmental Laws.................................................  -11-
               xxiv.     Registration Rights................................................  -12-
               xxv.      Solvency...........................................................  -12-
               xxvi.     Stabilization......................................................  -12-
               xxvii.    Distribution of Offering Material..................................  -12-
           b.  Officers' Certificates.......................................................  -13-

     2.    Sale and Delivery to Underwriters; Closing.......................................  -13-
           ------------------------------------------
           a.  Debt Securities..............................................................  -13-


          b.   Payment......................................................................  -13-
          c.   Denominations; Registration..................................................  -13-

     3.   Covenants of the Company..........................................................  -14-
          ------------------------
          a.   Compliance with Securities Regulations and Commission Requests...............  -14-
          b.   Filing of Amendments.........................................................  -14-
          c.   Delivery of Registration Statements..........................................  -15-
          d.   Delivery of Prospectuses.....................................................  -15-
          e.   Continued Compliance with Securities Laws....................................  -15-
          f.   Blue Sky Qualifications......................................................  -16-
          g.   Earnings Statement...........................................................  -16-
          h.   Use of Proceeds..............................................................  -16-
          i.   Restriction on Sale of Securities............................................  -16-
          j.   Reporting Requirements.......................................................  -17-

     4.   Payment of Expenses...............................................................  -17-
          -------------------
          a.   Expenses.....................................................................  -17-
          b.   Termination of Agreement.....................................................  -18-

     5.   Conditions of Underwriters' Obligations...........................................  -18-
          ---------------------------------------
          a.   Effectiveness of Registration Statement......................................  -18-
          b.   Opinions of Counsel for Company and General Counsel..........................  -18-
          c.   Opinion of Counsel for Underwriters..........................................  -19-
          d.   Officers' Certificate........................................................  -19-
          e.   Accountant's Comfort Letter..................................................  -19-
          f.   Bring-down Comfort Letter....................................................  -20-
          g.   Ratings......................................................................  -20-
          h.   Lock-up Agreements...........................................................  -20-
          i.   Officer's Certificate........................................................  -20-
          j.   Credit Agreements............................................................  -20-
          k.   Additional Documents.........................................................  -21-
          l.   Termination of Terms Agreement...............................................  -21-

     6.   Indemnification...................................................................  -21-
          ---------------
          a.   Indemnification of Underwriters..............................................  -21-
          b.   Indemnification of Company, Directors and Officers...........................  -23-
          c.   Actions against Parties; Notification........................................  -23-
          d.   Settlement without Consent if Failure to Reimburse...........................  -24-


     7.   Contribution......................................................................  -24-
          ------------

     8.   Representations, Warranties and Agreements
          ------------------------------------------
          to Survive Delivery...............................................................  -26-
          -------------------

     9.   Termination.......................................................................  -26-
          -----------
          a.  Underwriting Agreement........................................................  -26-
          b.  Terms Agreement...............................................................  -26-
          c.  Liabilities...................................................................  -27-

     10.  Default by One or More of the Underwriters........................................  -27-
          ------------------------------------------

     11.  Notices...........................................................................  -28-
          --------

     12.  Parties...........................................................................  -28-
          -------

     13.  GOVERNING LAW AND TIME............................................................  -29-
          ----------------------

     14.  Effect of Headings................................................................  -29-
          ------------------

                        CB RICHARD ELLIS SERVICES, INC.
                            (a Delaware corporation)



                             UNDERWRITING AGREEMENT
                            -----------------------

                                                                    May 20, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to $175,000,000 aggregate principal amount of senior subordinated debt securities (the "Debt Securities") as described in more detail in the attached Terms Agreement (as defined below).

     The Debt Securities will be issued under an indenture as supplemented by the First Supplemental Indenture (the "Indenture") between the Company and a trustee to be named therein (the "Trustee").

     Whenever the Company determines to make an offering of Debt Securities pursuant to the attached Terms Agreement through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into the attached Terms Agreement (the "Terms Agreement") providing for the sale of such Debt Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, set forth in such Terms Agreement (the "Underwriters," which term shall include any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement shall specify the aggregate principal amount of Debt Securities to be issued, the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the aggregate principal amount, of Debt Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Debt Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Debt Securities and any other material variable terms of the Debt Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch acting as representative of any other Underwriters.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-48875) for the registration of among other securities the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Debt Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Debt Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration theStatement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

 1.  Representations and Warranties.
     ------------------------------

     a. Representations and Warranties by the Company. Each of the Company and CB Richard Ellis, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("CB Richard Ellis"), represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the Terms Agreement, as of the date thereof, as of the Closing Time (as defined below), as follows:


          i.   Compliance with Registration Requirements.  The Company meets the
               -----------------------------------------
requirements for use of Form S-3 under the 1933 Act pursuant to the standards for that form prior to October 21, 1992. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at the Closing Time, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule
434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Debt Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          ii.  Incorporated Documents.  The documents incorporated or deemed to
               ----------------------
be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          iii. Independent Accountants.  The accountants who certified the
               -----------------------
financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          iv.  Financial Statements.  The historical financial statements of the
               --------------------
Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its consolidated subsidiaries or such other entity, as the case may be, and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          v.   No Material Adverse Change in Business.  Since the respective
               --------------------------------------
dates as of which information is given in the Registration Statement and the Prospectus, and with respect to information as to which no date is given, since the date of the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's Common Stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          vi.  Good Standing of the Company.  The Company has been duly
               ----------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          vii. Good Standing of Subsidiaries.  Each "significant subsidiary" of
               -----------------------------
the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each

Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive rights of any securityholder of such Subsidiary.

          viii. Capitalization.  The authorized, issued and outstanding shares
                --------------
of capital stock of the Company is as set forth in the column entitled "Actual" under such section entitled "Capitalization" (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans or compensation programs referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive rights of any securityholder of the Company.

          ix.   Authorization of this Underwriting Agreement and Terms
                ------------------------------------------------------
Agreement. Each of the Underwriting Agreement and the Terms Agreement has been duly authorized, executed and delivered by the Company and CB Richard Ellis.

          x.    Authorization of Debt Securities.  The Debt Securities have been
                --------------------------------
duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and the Terms Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Debt Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

          xi.   Authorization of the Indenture.  The Indenture has been, or
                ------------------------------
prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          xii.  Descriptions of the Debt Securities.  The Debt Securities and
                -----------------------------------
Indenture, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          xiii. Absence of Defaults and Conflicts.  Neither the Company nor any
                ---------------------------------
of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such violations and defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the Terms Agreement and the Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect) nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any if its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          xiv.  Absence of Labor Dispute.  (a) No labor dispute with the
                ------------------------
employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and (b) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal customers or contractors, which, in either (a) or (b) above, may reasonably be expected to result in a Material Adverse Effect.

          xv.   Absence of Proceedings.  There is no action, suit, proceeding,
                ----------------------
inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under this Underwriting Agreement, the Terms Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          xvi.  Accuracy of Exhibits.  There are no contracts or documents which
                --------------------
are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          xvii. Absence of Further Requirements.  No filing with, or
                -------------------------------
authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, the Terms Agreement or the

Indenture, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, or state securities laws.

          xviii. Possession of Intellectual Property.  The Company, either in
                 -----------------------------------
its own right or through its subsidiaries, owns or possesses, or can acquire on reasonable terms, copyrights, licenses, trademarks, service marks, trade names or other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property") necessary to carry on the business now operated by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          xix.   Possession of Licenses and Permits.  The Company, either in its
                 ----------------------------------
own right or through its subsidiaries, possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company and its subsidiaries. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          xx.    Title to Property.  The Company, either in its own right or
                 -----------------
through its subsidiaries, has good and marketable title to all real property owned by the Company or its subsidiaries and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

          xxi.   Commodity Exchange Act.  The Debt Securities, upon issuance,
                 ----------------------
will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          xxii.  Investment Company Act.  The Company is not, and upon the
                 ----------------------
issuance and sale of the Debt Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          xxiii. Environmental Laws.  Except as otherwise stated in the
                 ------------------
Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or, to the best of its knowledge, foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") that are applicable to actions or the omissions of the Company and its subsidiaries, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any Environmental Laws that are applicable to the business of the Company and its subsidiaries and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best of the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          xxiv.  Registration Rights.  Except as described in the Registration
                 -------------------
Statement and the Prospectus, no persons have rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          xxv.   Solvency.  The Company is, and immediately after the Closing
                 --------
Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

          xxvi.  Stabilization.  Neither the Company nor any of its officers,
                 -------------
directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debt Securities.

          xxvii. Distribution of Offering Material.  The Company has not
                 ---------------------------------
distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Debt Securities, will not distribute any offering material in connection with the offering and sale of the Debt Securities other than the Registra-tion Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by Merrill Lynch.

     b. Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

 2.  Sale and Delivery to Underwriters; Closing.
     ------------------------------------------

     a. Debt Securities. The several commitments of the Underwriters to purchase the Debt Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     b. Payment. Payment of the purchase price for, and delivery of, the Debt Securities shall be made at the offices of Pillsbury Madison & Sutro LLP, New York, New York, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Debt Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Debt Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     c. Denominations; Registration. The Debt Securities or certificates for the Debt Securities shall be in such denominations and registered in such names as

Merrill Lynch may request in writing at least one full business day prior to the Closing Time. The Debt Securities or certificates for the Debt Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

  3.   Covenants of the Company.  The Company covenants with Merrill Lynch and
       ------------------------
with each Underwriter participating in the offering of the Debt Securities, as follows:

     a. Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, of (i) the effectiveness of any post effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     b. Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, in connection with the issuance of the Debt Securities, will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall object.

     c. Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     d. Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     e. Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Debt Securities as contemplated in this Underwriting Agreement and the Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Debt Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     f. Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Debt Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Terms Agreement.

     g. Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     h. Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus under "Use of Proceeds."

     i. Restriction on Sale of Securities. Between the date of the Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in the Terms Agreement.

     j. Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

 4.  Payment of Expenses.
     -------------------

     a. Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and the Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto (excluding Underwriters' counsel's fees), (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, the Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Debt Securities (excluding Underwriters' counsel's fees), (iii) the preparation, issuance and delivery of the Debt Securities, any certificates for the Debt Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee, and its counsel, (v) the qualification of the Debt Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Debt Securities, and (ix) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2(l) of Schedule E of the bylaws of the NASD), if applicable.

     b. Termination of Agreement. If the Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 (except for Section 5(c)) or Section 9(b)(i) or 9(b)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

  5. Conditions of Underwriters' Obligations.  The obligations of the
     ---------------------------------------
Underwriters to purchase and pay for the Debt Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     a. Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Debt Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1),
(2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     b. Opinions of Counsel for Company and General Counsel. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of each of Pillsbury Madison & Sutro LLP, counsel for the Company, and Walter V. Stafford, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibits B and C hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation

Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     c. Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (i), (ii), (iv), (v), (vi), (vii),
(viii), (ix) and (xiv) (solely as to the information in the Prospectus under "Description of the Notes"), and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     d. Officers' Certificate. At Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chief Executive Officer or a Senior Executive Vice President of each of the Company and CB Richard Ellis and of the chief financial officer or chief accounting officer of each of the Company and CB Richard Ellis, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and CB Richard Ellis has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     e. Accountant's Comfort Letter. At the time of the execution of the Terms Agreement, Merrill Lynch shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     f. Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     g. Ratings. At Closing Time, the Debt Securities shall have the ratings accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g) (2) of the 1933 Act Regulations, if and as specified in the Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Debt Securities have such ratings. Since the time of execution of the Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Debt Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Debt Securities or any of the Company's other securities.

     h. Lock-up Agreements. On the date of the Terms Agreement, Merrill Lynch shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in the Terms Agreement as being required to be delivered by the persons listed therein.

      i. Officer's Certificate. The Company shall have delivered a certificate, signed by an officer of the Company, in form and substance reasonably satisfactory to the Company, the Underwriters and Counsel for the Underwriters, with respect to certain information set forth in the Registration Statement.

      j. Credit Agreements. The Company shall have entered into the Amended and Restated Credit Agreement with the Bank of America National Trust and Savings Association, as Agent and Letter of Credit Issuing Bank, the agents and co-agents named therein, and the other financial institutions party thereto, prior to or contemporaneously with the Closing Time, substantially in the form described in the Prospectus.

     k. Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Debt Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debt Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

     l. Termination of Terms Agreement. In addition to the termination provisions provided in Section 9 hereof, if any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

 6.  Indemnification.
     ---------------

     a. Indemnification of Underwriters. Subject to Section 6(c) below, the Company and CB Richard Ellis jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 as follows:

          i. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          ii. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          iii. against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In addition, neither the Company nor CB Richard Ellis will be liable to any Underwriter with respect to any Preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Debt Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented, if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     b. Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     c. Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Except as set forth below, in the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action. If any indemnifying party so elects to participate in the defense of such action within a reasonable time after receipt of notice of an action commenced against an indemnified party, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     d. Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

  7. Contribution.  If the indemnification provided for in Section 6 hereof is
     ------------
for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CB Richard Ellis, on the one hand, and the Underwriters, on the other hand, from the offering of the Debt Securities pursuant to the Terms

Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and CB Richard Ellis, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and CB Richard Ellis, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Debt Securities pursuant to the Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Debt Securities as set forth on such cover.

     The relative fault of the Company and CB Richard Ellis, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and CB Richard Ellis or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and CB Richard Ellis and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified parry in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount, of Debt Securities set forth opposite their respective names in the Terms Agreement, and not joint.

  8. Representations, Warranties and Agreements to Survive Delivery.   All
     --------------------------------------------------------------
representations, warranties and agreements contained in this Underwriting Agreement and the Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Debt Securities.

 9.  Termination
     -----------

     a. Underwriting Agreement. This Underwriting Agreement (excluding the Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

     b. Terms Agreement. Merrill Lynch may terminate the Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of the Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

     c. Liabilities. If this Underwriting Agreement or the Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

  10.  Default by One or More of the Underwriters.  If one or more of the
       ------------------------------------------
Underwriters shall fail at the Closing Time, to purchase the Debt Securities which it or they are obligated to purchase under the Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

     a. if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the aggregate principal amount, of Debt Securities to be purchased on such date pursuant to the Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

     b. if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Debt Securities to be purchased on such date pursuant to the Terms Agreement, the Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of the Terms Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

  11.  Notices.  All notices and other communications hereunder shall be in
       -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201, attention of Edmond N. Moriarty, III; and notices to the Company shall be directed to it at 533 Fremont Avenue, Los Angeles, CA 90071, attention of Walter V. Stafford.

  12.  Parties.  This Underwriting Agreement and the Terms Agreement shall each
       -------
inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of the Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or the Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or the Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and the Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  13.  GOVERNING LAW AND TIME.  THIS UNDERWRITING AGREEMENT AND THE TERMS
       ----------------------
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

  14.  Effect of Headings.  The Article and Section headings herein and the
       ------------------
Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                  Very truly yours,

                                  RICHARD ELLIS
                                  SERVICES, INC.



                                  By: _____________________________
                                       Name:
                                       Title:

                                  CB RICHARD ELLIS, INC.



                                  By: _____________________________
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
    as of the date first
    above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: _________________________________
          Authorized Signatory

                                                                       Exhibit A



                                TERMS AGREEMENT
                                ---------------


                                  May 20, 1998


To:  CB Richard Ellis Services, Inc.
     533 South Fremont Avenue
     Los Angeles, CA  90071


Ladies and Gentlemen:

     We understand that CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $175,000,000 aggregate principal amount of its senior subordinated debt securities (the "Debt Securities") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth opposite their names below at the purchase price set forth below.


                                              Principal Amount
Underwriters                             of Underwritten Securities
------------                             --------------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................          $103,425,000
BancAmerica Robertson Stephens..........            47,775,000
NationsBanc Montgomery Securities LLC...            23,800,000
                                                  ------------
TOTAL                                             $175,000,000
                                                  ------------

                            Independent Underwriter
                            -----------------------

     The Company hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD Conduct Rules") with respect to the offering and sale of the Debt Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

     In addition to and without limitation of the obligations of the Company and CB Richard Ellis, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CB Richard Ellis"), to indemnify Merrill Lynch as an Underwriter, the Company and CB Richard Ellis also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), as amended or Section 20 of the Exchange Act of 1934 (the "1934 Act"), as amended, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the NASD Conduct Rules in connection with the offering of the Underwritten Securities. If indemnity is sought pursuant to this paragraph, the Company and CB Richard Ellis shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from their own counsel and that of other parties entitled to indemnification under the Underwriting Agreement, dated the date hereof, among the Company, CB Richard Ellis and Merrill Lynch, for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter.

     The Company, CB Richard Ellis and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independ-ent Underwriter in connection with the offering and sale of the Underwritten Securities.


                       Restriction on Sale of Securities
                       ---------------------------------

     During a period of 180 days from the date hereof, the Company will not cause or permit any of its Subsidiaries to, without the prior written consent of Merrill Lynch, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the Underwritten Securities or any other debt securities of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any of the Underwritten Securities or any such other debt securities, except for Underwritten Securities sold to the Underwriters pursuant to the terms hereof and except for certificates of deposit and repurchase agreements and reverse repurchase agreements entered into in the ordinary course of business.

                                Debt Securities
                                ---------------

          The Underwritten Securities shall have the following terms:

TITLE:  8 7/8% Senior Subordinated Notes due 2006

RANK: The Underwritten Securities are expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The Underwritten Securities rank equal in right of payment with all future senior subordinated indebtedness of the Company and senior in right of payment to all future subordinated indebtedness of the Company. The Underwritten Securities are also effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries.

RATINGS: At Closing Time, the Underwritten Securities shall be rated "Ba3" by Moody's Investor's Service, Inc. and "B+" by Standard & Poor's Ratings Group.

AGGREGATE PRINCIPAL AMOUNT:  $175,000,000

DENOMINATIONS:  $1,000

CURRENCY OF PAYMENT:  U.S. Dollars

INTEREST RATE OR FORMULA:  8.875%

INTEREST PAYMENT DATES:  June 1 and December 1

REGULAR RECORD DATES:  May 15 and November 15

STATED MATURITY DATE:  June 1, 2006

REDEMPTION PROVISIONS: The Underwritten Securities are redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on June 1 of the years indicated below:


     Year                                Redemption Price
     ----                                ----------------
     2002..................................  104.438%
     2003..................................  102.958%
     2004..................................  101.479%
     2005 and thereafter...................  100.000%

     On or prior to June 1, 2001, the Company may redeem, at any time or from time to time, up to 35% of the aggregate principal amount of the Underwritten Securities originally issued at a redemption price equal to 108 7/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings (as defined in the Indenture), provided, however, that at least $113.75 million in aggregate principal amount of Underwritten Securities remains outstanding immediately after giving effect to each such redemption.

SINKING FUND REQUIREMENTS:  None.

CONVERSION PROVISIONS:  None.

LISTING REQUIREMENTS:  None.

FIXED OR VARIABLE PRICE OFFERING:  Fixed Price Offering
     If Fixed Price Offering, initial public offering price per Note: 98.736% of the principal amount, plus accrued interest, if any, from May 26, 1998.

PURCHASE PRICE PER NOTE: 98.736% of principal amount, plus accrued interest, if any, from May 26, 1998.

FORM:  Book Entry Only

OTHER TERMS AND CONDITIONS: As set forth in the Prospectus under the caption "Description of the Notes."

CLOSING DATE AND LOCATION:  May 26, 1998, New York, New York

     All of the provisions contained in the document attached as Annex I hereto entitled "Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 4 o'clock P.M. (New York City time) on May 20, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

               Very truly yours,

               MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED

               By _______________________________________________
                    Authorized Signatory

               Acting on behalf of itself and the other named Underwriters.

Accepted:

CB RICHARD ELLIS SERVICES, INC.


By _____________________
     Name:
     Title:


CB RICHARD ELLIS, INC.


By: _____________________________
     Name:
     Title:

                                                                       EXHIBIT B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


          i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          ii. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Terms Agreement.

          iii. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          iv. Each of the Underwriting Agreement and the Terms Agreement has been duly authorized, executed and delivered by the Company and CB Richard Ellis, as applicable.

          v. The Debt Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement and the Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Debt Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

          vi. The Indenture has been duly authorized, executed and delivered by the Company.

          vii. The Debt Securities being sold pursuant to the Underwriting Agreement, Terms Agreement and the Indenture conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          viii. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          ix. The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and notes thereto, other financial information and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; provided, however that in passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements therein are correct and complete.

          x. The documents incorporated by reference in the Prospectus (other than the financial statements and notes thereto and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

          xi. The Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the

Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          xii. If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

          xiii. To the best of our knowledge, except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

          xiv. The information in the Prospectus under "Description of the Notes" and "Description of Certain Other Indebtedness" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, summaries of the Company's charter and by-laws or legal conclusions, has been reviewed by us and is correct in all material respects.

          xv. To the best of our knowledge, there are no California, New York or federal statutes or regulations that are required to be described in the Prospectus that are not described or incorporated therein as required.

          xvi. All descriptions in the Registration Statement of material contracts and other documents which are described individually to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof are correct in all material respects.

          xvii. To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mort-gage, loan agreement, note, lease or other agreement or instrument that is individually described in the Registration Statement or the Prospectus or filed or incorporated by reference and currently in effect as an exhibit to the Registration Statement, except for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

          xvii. To the best of our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement and the Terms Agreement or for the offering, issuance or sale of the Debt Securities.

          xix. The execution, delivery and performance of the Underwriting Agreement, the Terms Agreement and the Indenture and the consummation of the transactions contemplated in the Underwriting Agreement, the Terms Agreement, the Indenture and in the Registration Statement (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement and the Terms Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), except that (i) borrowings under the Company's credit agreements are guaranteed by CB Richard Ellis, (ii) all the capital stock of CB Richard Ellis is pledged to secure the guarantee, and (iii) substantially all assets of the Company and its subsidiaries are pledged to its lenders under the credit agreements as described in the Prospectus; nor will any such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any state or U.S. federal government, government instrumentality or court (other than ordinances and regulations of counties and political subdivisions thereof), having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations which, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Terms Agreement (except state securities laws as to which we need to express no opinion).

          xx. To the best of our knowledge, except as described in the Prospectus, there are no persons with rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          xxi. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements, including the notes thereto, and related schedules and other financial and accounting data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, including the notes thereto, and related schedules and other financial and accounting data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       EXHIBIT C


                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


          i. Each of CB Richard Ellis, Inc., formerly known as CB Commercial Real Estate Group, Inc. ("Real Estate Group"), L.J. Melody & Company, and Westmark Realty Advisors L.L.C. ("Westmark"), and Koll Real Estate Services (collectively, the "Subsidiaries") has been duly incorporated, or, in the case of Westmark, duly formed, and is validly existing as a corporation, or, in the case of Westmark, is validly existing as a limited liability company, in good standing under the laws of the jurisdiction of its incorporation or, in the case of Westmark, its jurisdiction of formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity securities of any Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity securities of each Subsidiary was issued in violation of the preemptive rights of any securityholder of each Subsidiary arising by operation of law or the subsidiary's charter or bylaws, provided, however, that all of the outstanding equity securities of the Subsidiaries (except for Westmark) are pledged to secure outstanding indebtedness of the Company under the credit agreements as described in the Prospectus.

     Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements, including the notes thereto, and related schedules and other financial and accounting data included therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, including the notes thereto, and related schedules and other financial and accounting data included therein or omitted therefrom, as to which I need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).




                                      C-2